Exhibit 10.3

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of October 31, 2005 by and among PriceSmart, Inc., a Delaware corporation (“PriceSmart”), and Chancellor Holdings, a Trinidad and Tobago corporation (“Chancellor”). For purposes of this Agreement, each of PriceSmart and Chancellor are referred to as a “Party,” and collectively, as the “Parties.”

WITNESSETH:

WHEREAS, Chancellor desires to sell one hundred (100) shares of Class A capital stock of PriceSmart Jamaica (SL), Inc., a St. Lucia corporation (“PSMT Jamaica”), and PriceSmart desires to purchase from Chancellor those shares on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. AGREEMENT TO PURCHASE AND SELL STOCK. Chancellor agrees to sell to PriceSmart at the Closing (as defined in Section 2), and PriceSmart agrees to purchase from Chancellor at the Closing, one hundred (100) ordinary Class A PSMT Jamaica shares with par value of one U.S. Dollar ($1) (the “Purchased Shares”) payable by PriceSmart delivering to Chancellor, at the Closing, a cashiers check or wire transfer order in the amount of nine hundred thousand and one dollars even (US$901,000.00).

2. CLOSING. The purchase and sale of the Purchased Shares will take place at the offices of PriceSmart at 9740 Scranton Road, San Diego, CA 92121, on November 15, 2005, or at such other time and place on which PriceSmart and Chancellor mutually agree (which time and place are referred to in this Agreement as the “Closing”).

2.1 At the Closing, Chancellor will deliver to PriceSmart its share certificate, properly endorsed to PriceSmart or its designee, representing the Purchased Shares.

2.2 At the Closing, PriceSmart will deliver to Chancellor a check in the amount of nine hundred thousand and one dollars even (US$901,000.00).

3. MUTUAL REPRESENTATIONS AND WARRANTIES. The Parties hereby represent and warrant, as follows:

3.1 DISCLOSURE OF INFORMATION. Each Party has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares. Each Party has had an opportunity to ask questions and receive answers from PriceSmart, PSMT Jamaica or Chancellor, as the case may be, regarding the terms and conditions of the Purchased

Shares and to obtain additional information (to the extent PriceSmart, PSMT Jamaica or Chancellor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Party or to which such Party had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by such Party in this Agreement.

3.2 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each Party is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

3.3 DISCLOSURE OF INFORMATION. Each Party has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares. Each Party has had an opportunity to ask questions and receive answers from PriceSmart, PSMT Jamaica or Chancellor, as the case may be, regarding the terms and conditions of the Purchased Shares and to obtain additional information (to the extent PriceSmart, PSMT Jamaica or Chancellor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Party or to which such Party had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by such Party in this Agreement.

3.4 AUTHORIZATION. All corporate action on the part of each Party and its officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of each Party hereunder and the transactions contemplated hereby have been taken, and this Agreement has been duly executed and delivered by each Party and constitutes a valid and legally binding obligation of each Party, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.5 NO CONFLICTS WITH OTHER AGREEMENTS. The execution, delivery and performance by each Party of this Agreement will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under (i) any provision of PriceSmart’s certificate of incorporation or bylaws as they shall be in effect; (ii) any provision of any judgment, decree or order to which PriceSmart is a party or by which it is bound; (iii) any material contract, obligation or commitment to which PriceSmart is a party or by which it is bound; or (iv) any statute, rule or governmental regulation applicable to PriceSmart.

4. REPRESENTATIONS AND WARRANTIES OF Chancellor. Chancellor hereby represents and warrants to PriceSmart that it owns exactly one hundred (100) Class A shares of PSMT Jamaica, free and clear of all liens, encumbrances and any liabilities, except as may be created hereby. Other than the Purchased Shares, Chancellor owns no additional shares of capital stock of, or any other interest in, PSMT Jamaica. In addition, Chancellor has no options, warrants or other rights to acquire shares of capital stock of, or any other interest in, PSMT Jamaica. Following the Closing, Chancellor will have transferred all of its right, title and interest in PSMT Jamaica to PriceSmart and will have no outstanding claims against PriceSmart or PSMT Jamaica.

5. CONDITIONS TO CLOSING.

5.1 CONDITIONS TO OBLIGATIONS OF PRICESMART AT CLOSING. PriceSmart’s obligation to purchase the Purchased Shares at the Closing is subject to the fulfillment to PriceSmart’s satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by PriceSmart:

(a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by Chancellor in Sections 3 and 4 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date and Chancellor shall have performed and complied in all material respect with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing, and a certificate duly executed by an officer of Chancellor, to the effect of the foregoing, shall have been delivered to PriceSmart.

(b) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that are required in connection with the lawful sale of the Purchased Shares shall have been duly obtained and shall be effective on and as of the Closing

5.2 CONDITIONS TO OBLIGATIONS OF CHANCELLOR AT CLOSING. The obligations of Chancellor to sell the Purchased Shares to be sold at the Closing is subject to the fulfillment to Chancellor’s satisfaction on or prior to the Closing of the following conditions, any of which may be waived by Chancellor:

(a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by PriceSmart in Sections 3 and 4 hereof shall be true and correct in all material respects at the date of the Closing with the same force and effect as if they had been made on and as of the date hereof. PriceSmart shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing and a certificate duly executed by an officer of PriceSmart, to the effect of the foregoing, shall be delivered to Chancellor.

(b) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that are required in connection with the lawful sale and issuance of the Purchased Shares shall have been duly obtained and shall be effective on and as of the Closing. At the time of the Closing the sale and issuance of the Purchased Shares shall be legally permitted by all laws and regulations to which PriceSmart or Chancellor are subject.

6. MISCELLANEOUS.

6.1 SURVIVAL OF WARRANTIES. The representations, warranties and covenants of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of PriceSmart or Chancellor, as the case may be.

6.2 SUCCESSORS AND ASSIGNS. Neither Party shall assign or transfer any of its rights or obligations under this Agreement without the other Party’s prior written consent which shall not be unreasonably withheld, except that PriceSmart may assign its rights hereunder to any subsidiary without the consent of any other Party. Subject to this restriction on assignment, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of California, U.S.A. as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of law.

6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and paragraphs shall, unless otherwise provided, refer to sections and paragraphs hereof.

6.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be mailed, telecopied, sent by overnight courier or delivered to the Party to receive such notice at the address specified on the signature page hereto or at such other address as any Party may designate by giving ten (10) days advance written notice to all other Parties. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the courier, or transmitted by telecopier with confirmation of transmission, respectively.

6.7 NO FINDER’S FEES. PriceSmart and Chancellor represent that they neither are, nor will be, obligated for any finder’s or broker’s fee or commission in connection with this transaction. Chancellor agrees to indemnify and to hold harmless PriceSmart from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability) for which Chancellor is responsible. PriceSmart agrees to indemnify and hold harmless Chancellor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which PriceSmart or any of its officers, employees or representatives is responsible.

6.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of PriceSmart and Chancellor. .

6.9 EXPENSES. Each of the Parties shall pay its own fees and expenses incurred in entering into this Agreement. If any arbitration or other action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

6.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any of the Parties, the other Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

6.13 ARBITRATION. All disputes and claims concerning the validity, interpretation, performance, termination and/or breach of this Agreement (“Dispute(s)”) shall be referred for final resolution to arbitration in Miami, Florida, U.S.A. under the UNCITRAL Rules (“Rules”) as administered by the American Arbitration Association. The Parties hereby agree that arbitration hereunder shall be the Parties’ exclusive remedy and that the arbitration decision and award, if any, shall be final, binding upon, and enforceable against, the Parties, and may be confirmed by the judgment of a court of competent jurisdiction. In the event of any conflict between the Rules and this Section, the provisions of this Section shall govern.

6.14 CONFIDENTIALITY. The Parties agree not to disclose the price and related terms of the purchase and sale affected hereby, unless disclosure of the same is required by any applicable law.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PriceSmart, Inc.,	Chancellor Holdings Limited,
a Delaware corporation	a Trinidad and Tobago Corporation

/s/ John Heffner	/s/ Joe Esau
Name:	Name: Joe Esau
President

Address for Notice:	Address for Notice:

9740 Scranton Road	8 Chancellor Hill Road
San Diego, CA 92121	Lady Chancellor Hill
Telecopy: (858) 404-8828	Port of Spain
Attn: General Counsel	Trinidad, W.I.
Telecopy: (868) 622-3242
Attn: Joe Esau